Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Third Quarter Ended September 30, 2019

MECHANICSBURG, PENNSYLVANIA — October 31, 2019 — Select Medical Holdings Corporation (“Select Medical”) (NYSE: SEM) today announced results for its third quarter ended September 30, 2019.

For the third quarter ended September 30, 2019, net operating revenues increased 9.9% to $1,393.3 million, compared to $1,267.4 million for the same quarter, prior year. Income from operations increased 23.1% to $122.9 million for the third quarter ended September 30, 2019, compared to $99.8 million for the same quarter, prior year. Net income increased 3.2% to $44.0 million for the third quarter ended September 30, 2019, compared to $42.7 million for the same quarter, prior year. For the third quarter ended September 30, 2019, net income included pre-tax losses on early retirement of debt of $18.6 million. For the third quarter ended September 30, 2018, net income included a pre-tax gain on sale of businesses of $2.1 million. Adjusted EBITDA increased 16.6% to $182.7 million for the third quarter ended September 30, 2019, compared to $156.6 million for the same quarter, prior year. Earnings per common share was $0.23 on a fully diluted basis for the third quarter ended September 30, 2019, compared to $0.24 for the same quarter, prior year. Adjusted earnings per common share was $0.33 on a fully diluted basis for the third quarter ended September 30, 2019, compared to $0.23 for the same quarter, prior year. Adjusted earnings per common share excludes the losses on early retirement of debt and related costs, and their related tax effects for the third quarter ended September 30, 2019. Adjusted earnings per common share excludes the gain on sale of businesses and its related tax effects for the third quarter ended September 30, 2018. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share to adjusted earnings per common share is presented in table X of this release.

For the nine months ended September 30, 2019, net operating revenues increased 6.9% to $4,079.3 million, compared to $3,816.6 million for the same period, prior year. Income from operations increased 9.3% to $359.5 million for the nine months ended September 30, 2019, compared to $329.0 million for the same period, prior year. Net income increased 6.9% to $157.4 million for the nine months ended September 30, 2019, compared to $147.2 million for the same period, prior year. For the nine months ended September 30, 2019, net income included pre-tax losses on early retirement of debt of $18.6 million and a pre-tax gain on sale of businesses of $6.5 million. For the nine months ended September 30, 2018, net income included pre-tax losses on early retirement of debt of $10.3 million, pre-tax gains on sales of businesses of $9.0 million, and pre-tax U.S. HealthWorks acquisition costs of $2.9 million. Adjusted EBITDA increased 8.2% to $539.0 million for the nine months ended September 30, 2019, compared to $498.1 million for the same period, prior year. Earnings per common share increased to $0.86 on a fully diluted basis for the nine months ended September 30, 2019, compared to $0.84 for the same period, prior year. Adjusted earnings per common share was $0.93 on a fully diluted basis for the nine months ended September 30, 2019, compared to $0.83 for the same period, prior year. Adjusted earnings per common share excludes the losses on early retirement of debt and related costs, gain on sale of businesses, and their related tax effects for the nine months ended September 30, 2019. Adjusted earnings per common share excludes the losses on early retirement of debt, gains on sales of businesses, U.S. HealthWorks acquisition costs, and their related tax effects for the nine months ended September 30, 2018. The definition of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA are presented in table IX of this release. A reconciliation of income per common share to adjusted income per common share is presented in table X of this release.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, outpatient rehabilitation clinics, and occupational health centers in the United States based on the number of facilities. Our reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, the outpatient rehabilitation segment, and the Concentra segment. As of September 30, 2019, Select Medical operated 100 critical illness recovery hospitals in 28 states, 29 rehabilitation hospitals in 12 states, and 1,707 outpatient rehabilitation clinics in 37 states and the District of Columbia. Select Medical’s joint venture subsidiary Concentra operated 523 occupational health centers in 41 states. Concentra also provides contract services at employer worksites and Department of Veterans Affairs community-based outpatient clinics. At September 30, 2019, Select Medical had operations in 47 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the third quarter ended September 30, 2019, net operating revenues for the critical illness recovery hospital segment increased 10.2% to $462.9 million, compared to $420.1 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 7.4% to $57.2 million for the third quarter ended September 30, 2019, compared to $53.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 12.4% for the third quarter ended September 30, 2019, compared to 12.7% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for both the third quarters ended September 30, 2019 and 2018.

For the nine months ended September 30, 2019, net operating revenues for the critical illness recovery hospital segment increased 4.1% to $1,381.6 million, compared to $1,327.2 million for the same period, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 4.0% to $194.4 million for the nine months ended September 30, 2019, compared to $187.0 million for the same period, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 14.1% for both the nine months ended September 30, 2019 and 2018. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for both the nine months ended September 30, 2019 and 2018.

Rehabilitation Hospital Segment

For the third quarter ended September 30, 2019, net operating revenues for the rehabilitation hospital segment increased 19.9% to $173.4 million, compared to $144.6 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 45.1% to $36.8 million for the third quarter ended September 30, 2019, compared to $25.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 21.2% for the third quarter ended September 30, 2019, compared to 17.5% for the same quarter, prior year. For the third quarter ended September 30, 2018, the Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $0.8 million. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the third quarters ended September 30, 2019 and 2018.

For the nine months ended September 30, 2019, net operating revenues for the rehabilitation hospital segment increased 12.9% to $488.3 million, compared to $432.7 million for the same period, prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 15.2% to $92.5 million for the nine months ended September 30, 2019, compared to $80.3 million for the same period, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 19.0% for the nine months ended September 30, 2019, compared to 18.6% for the same period, prior year. The Adjusted EBITDA results for the rehabilitation hospital segment include start-up losses of approximately $8.8 million for the nine months ended September 30, 2019, compared to approximately $3.8 million for the same period, prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for both the nine months ended September 30, 2019 and 2018.

Outpatient Rehabilitation Segment

For the third quarter ended September 30, 2019, net operating revenues for the outpatient rehabilitation segment increased 8.2% to $265.3 million, compared to $245.2 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 16.0% to $40.0 million for the third quarter ended September 30, 2019, compared to $34.5 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 15.1% for the third quarter ended September 30, 2019, compared to 14.1% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for both the third quarters ended September 30, 2019 and 2018.

For the nine months ended September 30, 2019, net operating revenues for the outpatient rehabilitation segment increased 4.1% to $774.1 million, compared to $743.4 million for the same period, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 4.3% to $111.6 million for the nine months ended September 30, 2019, compared to $107.0 million for the same period, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 14.4% for both the nine months ended September 30, 2019 and 2018. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for both the nine months ended September 30, 2019 and 2018.

Concentra Segment

The financial results for the Concentra segment include U.S. HealthWorks beginning February 1, 2018.

For the third quarter ended September 30, 2019, net operating revenues for the Concentra segment increased 4.3% to $421.9 million, compared to $404.5 million for the same quarter, prior year. Adjusted EBITDA for the Concentra segment increased 13.0% to $77.7 million for the third quarter ended September 30, 2019, compared to $68.8 million for the same quarter, prior year. The Adjusted EBITDA margin for the Concentra segment was 18.4% for the third quarter ended September 30, 2019, compared to 17.0% for the same quarter, prior year. Certain Concentra key statistics are presented in table VII of this release for both the third quarters ended September 30, 2019 and 2018.

For the nine months ended September 30, 2019, net operating revenues for the Concentra segment increased 5.0% to $1,231.7 million, compared to $1,173.4 million for the same period, prior year. Adjusted EBITDA for the Concentra segment increased 10.5% to $220.0 million for the nine months ended September 30, 2019, compared to $199.1 million for the same period, prior year. The Adjusted EBITDA margin for the Concentra segment was 17.9% for the nine months ended September 30, 2019, compared to 17.0% for the same period, prior year. Certain Concentra key statistics are presented in table VIII of this release for both the nine months ended September 30, 2019 and 2018.

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $500.0 million worth of shares of its common stock. The program has been extended until December 31, 2020, and will remain in effect until then, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

During the nine months ended September 30, 2019, Select Medical repurchased 2,165,221 shares at a cost of approximately $33.2 million, an average cost per share of $15.32, which includes transaction costs. Since the inception of the program through September 30, 2019, Select Medical has repurchased 38,089,349 shares at a cost of approximately $347.9 million, or $9.13 per share, which includes transaction costs.

Redemption of 6.375% Senior Notes

On August 30, 2019, Select Medical redeemed its $710.0 million 6.375% senior notes due June 1, 2021 at a redemption price of 100.000% of the principal amount, plus accrued and unpaid interest. Select Medical funded the redemption price with a portion of the net proceeds from the issuance and sale of $550.0 million 6.250% senior notes due August 15, 2026 and a portion of the proceeds from an incremental $500.0 million term loan borrowing under its senior secured credit agreement.

The redemption of the 6.375% senior notes occurred on August 30, 2019, while the issuance of the $550.0 million 6.250% senior notes occurred on August 1, 2019. As a result, Select Medical recognized interest expense on both the 6.250% senior notes and the 6.375% senior notes during August 2019.

Business Outlook

Select Medical is updating its business outlook following the reporting of its third quarter 2019 results. Select Medical now expects for the full year of 2019 consolidated net operating revenues to be in the range of $5.375 billion to $5.425 billion and Adjusted EBITDA for the full year of 2019 to be in the range of $685.0 million to $700.0 million. Select Medical now expects fully diluted earnings per common share for the full year 2019 to be in the range of $1.00 to $1.06 and adjusted earnings per common share for the full year 2019 to be in the range of $1.07 to $1.13. Adjusted earnings per common share excludes the loss on early retirement of debt and related costs, gain on sale of businesses, and their related tax effects.

Conference Call

Select Medical will host a conference call regarding its third quarter results, as well as its business outlook, on Friday, November 1, 2019, at 9:00am ET. The domestic dial in number for the call is 1-866-440-2669. The international dial in number is 1-409-220-9844. The conference ID for the call is 9264899. The conference call will be webcast simultaneously and can be accessed at Select Medical Holdings Corporation’s website www.selectmedicalholdings.com.

For those unable to participate in the conference call, a replay will be available until 12:00pm ET, November 8, 2019. The replay number is 1-855-859-2056 (domestic) or 1-404-537-3406 (international). The conference ID for the replay will be 9264899. The replay can also be accessed at Select Medical Holdings Corporation’s website, www.selectmedicalholdings.com.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in net operating revenues, an increase in costs, and a reduction in profitability;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our net operating revenues and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our net operating revenues and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions, including the acquisition of U.S. HealthWorks by Concentra, and our ability to realize anticipated synergies;

•	private third-party payors for our services may adopt payment policies that could limit our future net operating revenues and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our net operating revenues and profitability;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers could increase our operating costs significantly or limit our ability to staff our facilities;

•	competition may limit our ability to grow and result in a decrease in our net operating revenues and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the quarterly reports on Form 10-Q and of the annual report on Form 10-K for the year ended December 31, 2018.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended September 30, 2018 and 2019

(In thousands, except per share amounts, unaudited)

	2018	2019	% Change
Net operating revenues	$1,267,401	$1,393,343	9.9%

Costs and expenses:
Cost of services	1,087,062	1,183,111	8.8
General and administrative	29,975	34,385	14.7
Depreciation and amortization	50,527	52,941	4.8

Income from operations	99,837	122,906	23.1

Loss on early retirement of debt	—	(18,643)	N/M
Equity in earnings of unconsolidated subsidiaries	5,432	6,950	27.9
Gain on sale of businesses	2,139	—	N/M
Interest expense	(50,669)	(54,336)	7.2

Income before income taxes	56,739	56,877	0.2

Income tax expense	14,060	12,847	(8.6)

Net income	42,679	44,030	3.2

Less: Net income attributable to non-controlling interests	9,762	13,298	36.2

Net income attributable to Select Medical	$32,917	$30,732	(6.6)%

Diluted earnings per common share:(1)	$0.24	$0.23

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not Meaningful

II. Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2018 and 2019

(In thousands, except per share amounts, unaudited)

	2018	2019	%Change
Net operating revenues	$3,816,575	$4,079,338	6.9%

Costs and expenses:
Cost of services	3,247,606	3,465,353	6.7
General and administrative	90,951	94,401	3.8
Depreciation and amortization	149,022	160,072	7.4

Income from operations	328,996	359,512	9.3

Loss on early retirement of debt	(10,255)	(18,643)	N/M
Equity in earnings of unconsolidated subsidiaries	14,914	18,710	25.5
Gain on sale of businesses	9,016	6,532	N/M
Interest expense	(147,991)	(156,611)	5.8

Income before income taxes	194,680	209,500	7.6

Income tax expense	47,460	52,140	9.9

Net income	147,220	157,360	6.9

Less: Net income attributable to non-controlling interests	34,053	40,978	20.3

Net income attributable to Select Medical	$113,167	$116,382	2.8%

Diluted earnings per common share:(1)	$0.84	$0.86

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not Meaningful

8

III. Earnings per Share

For the Three and Nine Months Ended September 30, 2018 and 2019

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings.

The following table sets forth the net income attributable to Select Medical, its common shares outstanding, and its participating securities outstanding for the three and nine months ended September 30, 2018 and 2019:

	Diluted EPS
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Net income	$42,679	$44,030	$147,220	$157,360
Less: net income attributable to non-controlling interests	9,762	13,298	34,053	40,978
Net income attributable to Select Medical	32,917	30,732	113,167	116,382
Less: net income attributable to participating securities	1,098	1,052	3,729	3,888
Net income attributable to common shares	$31,819	$29,680	$109,438	$112,494

The following tables set forth the computation of EPS under the two-class method for the three and nine months ended September 30, 2018 and 2019:

	Three Months Ended September 30,
	2018			2019
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$31,819	130,447	$0.24	$29,680	130,007	$0.23
Participating securities	1,098	4,501	$0.24	1,052	4,607	$0.23
Total	$32,917			$30,732

	Nine Months Ended September 30,
	2018			2019
	Net Income Allocation	Shares(1)	Diluted EPS	Net Income Allocation	Shares(1)	Diluted EPS
Common shares	$109,438	130,066	$0.84	$112,494	130,474	$0.86
Participating securities	3,729	4,432	$0.84	3,888	4,509	$0.86
Total	$113,167			$116,382

(1)	Represents the weighted average share count outstanding during the period.

9

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31, 2018	September 30, 2019
Assets
Current Assets:
Cash	$175,178	$135,963
Accounts receivable	706,676	798,805
Other current assets	110,670	115,525
Total Current Assets	992,524	1,050,293
Operating lease right-of-use assets	—	986,519
Property and equipment, net	979,810	997,467
Goodwill	3,320,726	3,382,656
Identifiable intangible assets, net	437,693	415,763
Other assets	233,512	322,058
Total Assets	$5,964,265	$7,154,756
Liabilities and Equity
Current Liabilities:
Payables and accruals	$661,321	$649,195
Current operating lease liabilities	—	204,936
Current portion of long-term debt and notes payable	43,865	15,656
Total Current Liabilities	705,186	869,787
Non-current operating lease liabilities	—	836,205
Long-term debt, net of current portion	3,249,516	3,336,506
Non-current deferred tax liability	153,895	147,567
Other non-current liabilities	158,940	105,251
Total Liabilities	4,267,537	5,295,316
Redeemable non-controlling interests	780,488	953,697
Total equity	916,240	905,743
Total Liabilities and Equity	$5,964,265	$7,154,756

10

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended September 30, 2018 and 2019

(In thousands, unaudited)

	2018	2019
Operating activities
Net income	$42,679	$44,030
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	2,904	2,461
Depreciation and amortization	50,527	52,941
Provision for bad debts	(475)	386
Equity in earnings of unconsolidated subsidiaries	(5,432)	(6,950)
Loss on extinguishment of debt	—	10,160
Loss (gain) on sale of assets and businesses	(2,149)	5
Stock compensation expense	6,264	6,818
Amortization of debt discount, premium and issuance costs	3,359	3,143
Deferred income taxes	(401)	(957)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	29,269	(7,552)
Other current assets	(7,263)	3,220
Other assets	(1,856)	2,198
Accounts payable and accrued expenses	50,139	39,251
Income taxes	(3,538)	(15,428)
Net cash provided by operating activities	164,027	133,726
Investing activities
Business combinations, net of cash acquired	(1,554)	(207)
Purchases of property and equipment	(39,391)	(34,671)
Investment in businesses	(9,645)	(8,411)
Proceeds from sale of assets and businesses	19	58
Net cash used in investing activities	(50,571)	(43,231)
Financing activities
Borrowings on revolving facilities	155,000	65,000
Payments on revolving facilities	(240,000)	(260,000)
Proceeds from term loans	—	593,683
Payments on term loans	(2,875)	(242,399)
Proceeds from 6.250% senior notes	—	539,176
Payment on 6.375% senior notes	—	(710,000)
Revolving facility debt issuance costs	—	(310)
Borrowings of other debt	10,206	5,052
Principal payments on other debt	(6,450)	(9,948)
Repurchase of common stock	(4,751)	(23,689)
Proceeds from exercise of stock options	13	413
Decrease in overdrafts	(1)	(27,259)
Distributions to and purchases of non-controlling interests	(5,214)	(8,287)
Net cash used in financing activities	(94,072)	(78,568)
Net increase in cash and cash equivalents	19,384	11,927
Cash and cash equivalents at beginning of period	141,029	124,036
Cash and cash equivalents at end of period	$160,413	$135,963
Supplemental information
Cash paid for interest	$37,040	$51,181
Cash paid for taxes	17,980	29,231

11

VI. Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2018 and 2019

(In thousands, unaudited)

	2018	2019
Operating activities
Net income	$147,220	$157,360
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	10,734	13,609
Depreciation and amortization	149,022	160,072
Provision for bad debts	(373)	2,344
Equity in earnings of unconsolidated subsidiaries	(14,914)	(18,710)
Loss on extinguishment of debt	484	10,160
Gain on sale of assets and businesses	(9,129)	(6,349)
Stock compensation expense	17,175	19,431
Amortization of debt discount, premium and issuance costs	9,845	9,469
Deferred income taxes	(2,092)	(7,247)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	23,495	(93,425)
Other current assets	(10,274)	(6,016)
Other assets	4,828	1,259
Accounts payable and accrued expenses	45,884	23,765
Income taxes	9,072	918
Net cash provided by operating activities	380,977	266,640
Investing activities
Business combinations, net of cash acquired	(519,258)	(86,269)
Purchases of property and equipment	(121,039)	(123,956)
Investment in businesses	(12,936)	(60,668)
Proceeds from sale of assets and businesses	6,691	183
Net cash used in investing activities	(646,542)	(270,710)
Financing activities
Borrowings on revolving facilities	420,000	700,000
Payments on revolving facilities	(585,000)	(720,000)
Proceeds from term loans	779,904	593,683
Payments on term loans	(8,625)	(375,084)
Proceeds from 6.250% senior notes	—	539,176
Payment on 6.375% senior notes	—	(710,000)
Revolving facility debt issuance costs	(1,333)	(310)
Borrowings of other debt	30,134	19,282
Principal payments on other debt	(17,971)	(22,628)
Repurchase of common stock	(5,640)	(37,309)
Proceeds from exercise of stock options	1,633	872
Decrease in overdrafts	(6,172)	(25,083)
Proceeds from issuance of non-controlling interests	2,926	18,288
Distributions to and purchases of non-controlling interests	(306,427)	(16,032)
Net cash provided by (used in) financing activities	303,429	(35,145)
Net increase (decrease) in cash and cash equivalents	37,864	(39,215)
Cash and cash equivalents at beginning of period	122,549	175,178
Cash and cash equivalents at end of period	$160,413	$135,963
Supplemental Information
Cash paid for interest	$134,378	$149,090
Cash paid for taxes	40,460	58,472
Non-cash equity exchange for acquisition of U.S. HealthWorks	238,000	—

12

VII. Key Statistics

For the Three Months Ended September 30, 2018 and 2019

(unaudited)

	2018(e)	2019	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	97	100
Net operating revenues (,000)	$420,108	$462,892	10.2%
Number of patient days(b)	243,891	258,089	5.8%
Number of admissions(b)	8,651	9,051	4.6%
Net revenue per patient day(b)(c)	$1,705	$1,773	4.0%
Adjusted EBITDA (,000)	$53,292	$57,247	7.4%
Adjusted EBITDA margin	12.7%	12.4%
Rehabilitation Hospital
Number of hospitals – end of period(a)	26	29
Net operating revenues (,000)	$144,588	$173,369	19.9%
Number of patient days(b)	79,232	89,454	12.9%
Number of admissions(b)	5,370	6,400	19.2%
Net revenue per patient day(b)(c)	$1,582	$1,724	9.0%
Adjusted EBITDA (,000)	$25,343	$36,780	45.1%
Adjusted EBITDA margin	17.5%	21.2%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,649	1,707
Net operating revenues (,000)	$245,234	$265,330	8.2%
Number of visits(b)	2,039,462	2,204,328	8.1%
Revenue per visit(b)(d)	$103	$103	0.0%
Adjusted EBITDA (,000)	$34,531	$40,040	16.0%
Adjusted EBITDA margin	14.1%	15.1%
Concentra
Number of centers – end of period(b)	525	523
Net operating revenues (,000)	$404,481	$421,900	4.3%
Number of visits(b)	2,984,832	3,150,903	5.6%
Revenue per visit(b)(d)	$124	$120	(3.2)%
Adjusted EBITDA (,000)	$68,754	$77,679	13.0%
Adjusted EBITDA margin	17.0%	18.4%

______________________________________________________________________

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(d)	Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits. For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(e)	For the three months ended September 30, 2018, the financial results of our reportable segments have been changed to remove the net operating revenues and expenses associated with employee leasing services provided to our non-consolidating subsidiaries. These results are now reported as part of our other activities. Select Medical leases employees at cost to these non-consolidating subsidiaries.

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VIII. Key Statistics

For the Nine Months Ended September 30, 2018 and 2019

(unaudited)

	2018(e)	2019	% Change
Critical Illness Recovery Hospital
Number of hospitals – end of period(a)	97	100
Net operating revenues (,000)	$1,327,236	$1,381,569	4.1%
Number of patient days(b)	765,863	779,078	1.7%
Number of admissions(b)	27,605	27,679	0.3%
Net revenue per patient day(b)(c)	$1,716	$1,757	2.4%
Adjusted EBITDA (,000)	$186,989	$194,383	4.0%
Adjusted EBITDA margin	14.1%	14.1%
Rehabilitation Hospital
Number of hospitals – end of period(a)	26	29
Net operating revenues (,000)	$432,675	$488,301	12.9%
Number of patient days(b)	233,537	258,795	10.8%
Number of admissions(b)	16,219	18,253	12.5%
Net revenue per patient day(b)(c)	$1,604	$1,665	3.8%
Adjusted EBITDA (,000)	$80,314	$92,545	15.2%
Adjusted EBITDA margin	18.6%	19.0%
Outpatient Rehabilitation
Number of clinics – end of period(a)	1,649	1,707
Net operating revenues (,000)	$743,379	$774,126	4.1%
Number of visits(b)	6,251,582	6,462,316	3.4%
Revenue per visit(b)(d)	$103	$103	0.0%
Adjusted EBITDA (,000)	$107,003	$111,615	4.3%
Adjusted EBITDA margin	14.4%	14.4%
Concentra
Number of centers – end of period(b)	525	523
Net operating revenues (,000)	$1,173,420	$1,231,672	5.0%
Number of visits(b)	8,605,012	9,165,599	6.5%
Revenue per visit(b)(d)	$124	$122	(1.6)%
Adjusted EBITDA (,000)	$199,119	$220,024	10.5%
Adjusted EBITDA margin	17.0%	17.9%

 _______________________________________________________________________________

(a)	Includes managed locations.

(b)	Excludes managed locations. For purposes of our Concentra segment, onsite clinics and community-based outpatient clinics are excluded.

(c)	Net revenue per patient day is calculated by dividing direct patient service revenues by the total number of patient days.

(d)	Net revenue per visit is calculated by dividing direct patient service revenue by the total number of visits. For purposes of this computation for our outpatient rehabilitation segment, direct patient service revenue does not include managed clinics. For purposes of this computation for our Concentra segment, direct patient service revenue does not include onsite clinics and community-based outpatient clinics.

(e)	For the nine months ended September 30, 2018, the financial results of our reportable segments have been changed to remove the net operating revenues and expenses associated with employee leasing services provided to our non-consolidating subsidiaries. These results are now reported as part of our other activities. Select Medical leases employees at cost to these non-consolidating subsidiaries.

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IX. Net Income to Adjusted EBITDA Reconciliation

For the Three and Nine Months Ended September 30, 2018 and 2019

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used to evaluate financial performance and determine resource allocation for each of Select Medical’s operating segments. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, net income, income from operations, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles net income to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, acquisition costs associated with U.S. HealthWorks, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2019	2018	2019
Net income	$42,679	$44,030	$147,220	$157,360
Income tax expense	14,060	12,847	47,460	52,140
Interest expense	50,669	54,336	147,991	156,611
Gain on sale of businesses	(2,139)	—	(9,016)	(6,532)
Equity in earnings of unconsolidated subsidiaries	(5,432)	(6,950)	(14,914)	(18,710)
Loss on early retirement of debt	—	18,643	10,255	18,643
Income from operations	99,837	122,906	328,996	359,512
Stock compensation expense:
Included in general and administrative	4,683	5,305	12,720	14,849
Included in cost of services	1,581	1,513	4,455	4,582
Depreciation and amortization	50,527	52,941	149,022	160,072
U.S. HealthWorks acquisition costs	—	—	2,895	—
Adjusted EBITDA	$156,628	$182,665	$498,088	$539,015

Critical illness recovery hospital	$53,292	$57,247	$186,989	$194,383
Rehabilitation hospital	25,343	36,780	80,314	92,545
Outpatient rehabilitation	34,531	40,040	107,003	111,615
Concentra	68,754	77,679	199,119	220,024
Other(a)	(25,292)	(29,081)	(75,337)	(79,552)
Adjusted EBITDA	$156,628	$182,665	$498,088	$539,015

___________________________________________________________________

(a)	Other primarily includes general and administrative costs.

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X. Reconciliation of Earnings per Common Share to Adjusted Earnings per Common Share

For the Three and Nine Months Ended September 30, 2018 and 2019

(In thousands, except per share amounts, unaudited)

Adjusted net income attributable to common shares and adjusted earnings per common share are not measures of financial performance under GAAP. Items excluded from adjusted net income attributable to common shares and adjusted earnings per common share are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted net income attributable to common shares and adjusted earnings per common share are important to investors because they are reflective of the financial performance of our ongoing operations and provide better comparability of our results of operations between periods. Adjusted net income attributable to common shares and adjusted earnings per common share should not be considered in isolation or as alternatives to, or substitutes for, net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted net income attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income attributable to common shares and adjusted earnings per common share as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile net income attributable to common shares and earnings per common share on a fully diluted basis to adjusted net income attributable to common shares and adjusted earnings per common share on a fully diluted basis.

	Three Months Ended September 30,
	2018	Per Share(a)	2019	Per Share(a)
Net income attributable to common shares(a)	$31,819	$0.24	$29,680	$0.23
Adjustments:(b)
Loss on early retirement of debt and related costs(c)	—	—	12,777	0.10
Gain on sale of businesses	(1,564)	(0.01)	—	—
Adjusted net income attributable to common shares	$30,255	$0.23	$42,457	$0.33

	Nine Months Ended September 30,
	2018	Per Share(a)	2019	Per Share(a)
Net income attributable to common shares(a)	$109,438	$0.84	$112,494	$0.86
Adjustments:(b)
Loss on early retirement of debt and related costs(c)	4,390	0.03	12,777	0.10
Gain on sale of businesses	(6,432)	(0.05)	(4,543)	(0.03)
U.S. HealthWorks acquisition costs	1,002	0.01	—	—
Adjusted net income attributable to common shares	$108,398	$0.83	$120,728	$0.93

(a)	Net income attributable to common shares and earnings per common share are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to net income attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding.

(c)	For the three and nine months ended September 30, 2019, the loss on early retirement of debt and related costs adjustment includes expenses related to the amendment to the Select credit agreement, the amendment to the Concentra first lien credit agreement, the repayment of term loans outstanding under the Concentra second lien credit agreement, and the redemption of the 6.375% senior notes.

The redemption of the 6.375% senior notes occurred on August 30, 2019, while the issuance of the $550.0 million 6.250% senior notes occurred on August 1, 2019. As a result, Select Medical recognized interest expense on both the 6.250% senior notes and the 6.375% senior notes during August 2019. The adjustment to net income attributable to common shares for the loss on early retirement of debt and related costs includes the interest expense recognized on the 6.375% senior notes during August 2019 and its related tax effects.

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XI. Net Income to Adjusted EBITDA and Earnings per Common Share to Adjusted Earnings per Common Share Reconciliations

Business Outlook for the Year Ending December 31, 2019

(In millions, unaudited)

The following are reconciliations of full year 2019 Adjusted EBITDA and adjusted earnings per common share expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX and table X for a discussion of Select Medical’s use of Adjusted EBITDA and adjusted earnings per common share in evaluating financial performance. Refer to table IX for the definition of Adjusted EBITDA. Each item presented in the below tables are estimations of full year 2019 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Net income attributable to Select Medical	$135	$143
Net income attributable to non-controlling interests	58	61
Net income	193	204
Income tax expense	64	68
Interest expense	202	202
Gain on sale of businesses	(7)	(7)
Equity in earnings of unconsolidated subsidiaries	(25)	(25)
Loss on early retirement of debt	19	19
Income from operations	446	461
Stock compensation expense	27	27
Depreciation and amortization	212	212
Adjusted EBITDA	$685	$700

	Range
Non-GAAP Measure Reconciliation	Low	High
Diluted earnings per common share	$1.00	$1.06
Adjustments:
Gain on sale of businesses	(0.03)	(0.03)
Loss on early retirement of debt and related costs(a)	0.10	0.10
Adjusted earnings per common share	$1.07	$1.13

______________________________________________________

(a)	The redemption of the 6.375% senior notes occurred on August 30, 2019, while the issuance of the $550.0 million 6.250% senior notes occurred on August 1, 2019. As a result, Select Medical recognized interest expense on both the 6.250% senior notes and the 6.375% senior notes during August 2019. The adjustment to diluted earnings per common share for the loss on early retirement of debt and related costs includes the interest expense recognized on the 6.375% senior notes during August 2019 and its related tax effects.

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